UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, $0.001 Par Value	PFIE	NASDAQ

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2019, Profire Combustion Inc., a wholly owned subsidiary of Profire Energy, Inc.., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (the “APA”) with Millstream Energy Products, Ltd. (“MEP”), a Canadian Corporation, Lundstrom Holdings, LTD, a Canadian corporation, and Rob Lundstrom, and individual, to acquire substantially all of the assets of MEP. The Agreement contains certain customary representations, warranties and covenants. The transaction closed on June 18, 2019.

The Company has agreed to pay a total purchase price of USD $2.5 million (CDN $3.3 million) for MEP’s product line, inventory, accounts receivable and payable, debt and other intangibles, including its patents and goodwill. MEP will also receive a 4.5% royalty on proprietary MEP product revenue generated during the next five years. The purchase price is subject to an adjustment based on working capital at closing.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by the full text of the APA, a copy of which will be filed in the time period prescribed by the rules of the Securities and Exchange Commission.

Item 9.01.

On June 18, 2019 the Company issued a press release announcing the APA. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 9.01.

Exhibit Number	Description

99.1	Press Release Announcing Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: June 19, 2019	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer